UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 5th Avenue, 8th Floor New York, New York 10017
(Address of principal executive offices) (Zip Code)

(212) 946-3998
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on February 2, 2011 and March 7, 2011, Bonds.com Group, Inc. (“we,” “us” or the “Company”) consummated a group of related transactions, including the sale of 69 units of securities for an aggregate purchase price of $6,900,000 to four accredited investors, with each unit (each a “Unit”) comprised of (a) warrants to purchase 1,428,571.429 shares of our Common Stock, par value $0.0001 per share, at an initial exercise price of $0.07 per share (the “Common Stock Warrants”), and (b) 100 shares of a newly-created class of preferred stock designated as Series D Convertible Preferred Stock (the “Series D Preferred”).  Additionally, as part of those transactions, the Company, the purchasers and certain other security holders entered into a Series D Stockholders’ Agreement and an Amended and Restated Registration Rights Agreement.  Such sale of Units, Series D Stockholders’ Agreement and Amended and Restated Registration Rights Agreement, and certain related matters, are described in more detail in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 8, 2011 and March 9, 2011.

On June 23, 2011, the Company entered into a Unit Purchase Agreement with Jefferies & Company, Inc. (“Jefferies”) pursuant to which, among other things, the Company sold 20 Units to Jefferies for an aggregate purchase price of $2,000,000.  In connection with such sale, Jefferies joined as a party to the Series D Stockholders’ Agreement and the Amended and Restated Registration Rights Agreement.

In addition to providing for the sale of the Units, the Unit Purchase Agreement contains representations and warranties and covenants of the Company in favor of Jefferies.  The covenants set forth in the Unit Purchase Agreement include, without limitation, the following:

●
For so long as Jefferies owns any of the shares of Series D Preferred, Common Stock Warrants or the shares of Common Stock issuable upon conversion or exercise thereof, the Company is required to timely file all reports it is required to file with the SEC pursuant to the Securities Exchange Act of 1934 (as amended, the “1934 Act”), and the Company is prohibited from terminating its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

●	The Company is prohibited from selling any additional securities pursuant to the financing contemplated by the Unit Purchase Agreement without the prior written consent of Jefferies.

●
Until the earlier of (i) February 2, 2013 and (ii) the date Jefferies no longer holds Series D Preferred or at least 25% of the Common Stock received by Jefferies upon conversion of the Series D Preferred, the Company is prohibited from selling any equity or debt to a competitor of Jefferies without Jefferies’ prior written consent.

●
The Company is prohibited from selling any warrants, convertible debt or other securities convertible into the Company’s Common Stock that include dilution protection provisions other than provisions relating to stock splits, reclassifications, stock dividends and other similar events.

●
Subject to certain limitations, the Company is required to defend, protect, indemnify and hold Jefferies harmless from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith incurred by Jefferies as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Unit Purchase Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in the Unit Purchase Agreement or the Series D Stockholders’ Agreement, or (c) any cause of action, suit or claim brought or made against Jefferies by a third party and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Unit Purchase Agreement, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the securities contemplated by the Unit Purchase Agreement, or (iii) the status of Jefferies as an investor in the Company.

●
In the event the conclusion, settlement or determination of any action, suit, proceeding, arbitration or dispute between the Company and Duncan-Williams, Inc. results in the Company issuing shares of capital stock to Duncan-Williams, Inc. or any of its affiliates, the Company is required to issue (and take such steps as are necessary in order to issue) to Jefferies such number of shares of capital stock and rights to acquire shares of capital stock of the same type and with the same terms as are then held by Jefferies so that Jefferies’ fully-diluted ownership percentage as of the time immediately prior to the issuance to Duncan Williams, Inc. is not decreased by such issuance.

The Unit Purchase Agreement entered into on June 23, 2011 is substantially similar to the Unit Purchase Agreement entered into on February 2, 2011 and described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2011.

Additionally, in connection with the sale of Units on June 23, 2011, the Company and certain existing investors entered into an Amendment No. 1 to Series D Stockholders’ Agreement (the “Stockholders’ Agreement Amendment”).  Pursuant to the Stockholders’ Agreement Amendment, among other things, the Company agreed not to take certain actions without the prior consent of the holders of at least 85% of the Company’s issued and outstanding shares of Series C Convertible Preferred Stock, Series D Preferred and Series D-1 Convertible Preferred Stock voting together as a single class on an as-converted basis.  These actions include certain changes of control, the incurrence of indebtedness for borrowed money unless the Company would have (after giving effect to such incurrence) an EBITDA-to-interest ratio of at least 2:1, declaring any dividend in respect of the Company’s Common Stock, commencing bankruptcy or similar proceedings, making material changes to the Company’s principal business or the repurchase or redemption of the Company’s equity securities.  Prior to entering into the Stockholders’ Agreement Amendment, the Company was prohibited from taking such actions without the consent of the holders of at least 67% of the Company’s issued and outstanding shares of Series C Convertible Preferred Stock, Series D Preferred and Series D-1 Convertible Preferred Stock (voting together as a single class on an as-converted basis) pursuant to the Certificate of Designation of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock.

The foregoing descriptions of the June 23, 2011 Unit Purchase Agreement, Amended and Restated Registration Rights Agreement, Series D Stockholders’ Agreement and Stockholders’ Agreement Amendment are summaries only and are qualified in their entirety by reference to actual agreements, which are included or incorporated by reference as exhibits to this Current Report and incorporated herein by reference.

Cautionary Statements.

The above-referenced agreements (the “Transaction Agreements”) have been included or incorporated by reference as exhibits to this Current Report to provide information regarding their respective terms and the terms of the related transactions.  They are not intended to provide any other factual information regarding the Company. The representations, warranties and covenants contained in the Transaction Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and are subject to limitations agreed upon by the contracting parties, including being qualified, modified or limited by disclosures exchanged between the parties in connection with the execution thereof. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Transaction Agreements should not be viewed or relied upon as statements of actual facts or the actual state of affairs of the Company or any of their its subsidiaries or affiliates.

Item 3.02.                      Unregistered Sale of Equity Securities.

As summarized in Item 1.01, above, on June 23, 2011, the Company sold 20 Units.  The purchase price for such Units was $2,000,0000.  This issuance was made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act based on representations and warranties made by purchasers, restrictions on the resale of the Units and underlying securities and other factors.

Item 8.01                      Other Events.

On June 28, 2011, the Company issued a press release with respect to the June 23, 2011 transaction described in Item 1.01 of this Current Report.  The press release is included as an exhibit to this Current Report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Unit Purchase Agreement dated as of June 23, 2011 (1)
10.2	Form of Common Stock Warrant (1)
10.3	Series D Stockholders’ Agreement dated as of February 2, 2011
10.4	Amendment No. 1 to Series D Stockholders’ Agreement dated as of June 23, 2011*
10.5	Amended and Restated Registration Rights Agreement dated as of February 2, 2011 (1)
99.1	Press Release

*	Filed herewith.
(1)	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2011 (File No. 000-51076)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2011

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	CEO